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                [LETTERHEAD OF ALSTON & BIRD LLP APPEARS HERE]


Mark F. McElreath       Direct Dial: 404-881-7378  E-mail: mmcelreath@alston.com


                                 June 10, 1999


Advanced Glassfiber Yarns LLC
AGY Capital Corp.
2556 Wagener Road
Aiken, South Carolina  29801


     Re:  Registration Statement on Form S-4 (No. 333-72305)



Ladies and Gentlemen:

     We have acted as legal counsel to Advanced Glassfiber Yarns LLC and AGY Capital Corp., a Delaware limited liability operating company and a Delaware corporation respectively (collectively, the "Companies"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), $150,000,000 principal amount of the Companies' 9 7/8% Senior Subordinated Notes due 2009 (the "Exchange Notes") to be issued under that certain Indenture dated as of January 21, 1999 (the "Indenture") between the Companies and the Bank of New York, as Trustee (the "Trustee"), in exchange for the identical principal amount of any and all of the Companies' outstanding 9 7/8% Senior Subordinated Notes due 2009 (the "Old Notes"). This opinion letter is rendered pursuant to Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K.

     We have examined the Certificate of Formation and the Amended and Restated Limited Liability Company Operating Agreement of Advanced Glassfiber Yarns LLC and the Certificate of Incorporation and Bylaws of AGY Capital Corp.; records of proceedings of the Board of Directors, or committees thereof, the members of Advanced Glassfiber

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Advanced Glassfiber Yarns LLC
AGY Capital Corp.
June 10, 1999


Yarns LLC and the shareholders of AGY Capital Corp. deemed by us to be relevant to this opinion letter; the proposed form of Exchange Note; the Indenture, and the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records and documents of the Companies, such certificates of officers of the Companies and public officials, and such other records and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

     As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties contained in the above-referenced certificates of officers of the Companies and public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     Our opinion set forth below is limited to the laws of the State of Georgia, the Delaware General Corporation Law and the federal securities laws, and we do not express any opinion herein concerning any other laws.

     On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that, upon due execution of the Exchange Notes by the Companies, due authentication thereof by the Trustee in accordance with the Indenture and issuance and delivery thereof against exchange of the Old Notes as provided by the Prospectus included in the Registration Statement, the Exchange Notes will be validly issued and will constitute legally binding obligations of the Companies entitled to the benefits of the Indenture and enforceable against the Companies in accordance with their terms except to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, and (b) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law).

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are
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Advanced Glassfiber Yarns LLC
AGY Capital Corp.
June 10, 1999


within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     This opinion letter is being furnished by us to the Companies and the Commission solely for the benefit of the Companies and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Companies or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fifth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.


                            Sincerely,

                            ALSTON & BIRD LLP



                            By:  /s/ Mark F. McElreath
                                 --------------------------
                                 Mark F. McElreath, Partner